CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.1350, as adopted), Stanley M. Bergman, the Chairman, Chief Executive Officer and President of Henry Schein, Inc. a Delaware corporation (the "Company"), and Steven Paladino, Executive Vice President and Chief Financial Officer of the Company, each does hereby certify to the best of such officer's knowledge and belief that:

(1) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 27, 2003 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

   Dated: November 10, 2003           /s/ Stanley M. Bergman
                                      -------------------------------------
                                      Stanley M. Bergman
                                      Chairman, Chief Executive Officer and
                                      President

   Dated: November 10, 2003           /s/ Steven Paladino
                                      -------------------------------------
                                      Steven Paladino
                                      Executive Vice President and
                                      Chief Financial Officer